EXHIBIT 99(b)



                            Contact: Barbara B. Lucas
                                     Senior Vice President - Public Affairs
                                     410/716-2980

                                     F. Robert Hunter
                                     Vice President - Investor Relations
                                     410/716-3979



FOR IMMEDIATE RELEASE:    Monday, June 29, 1998

SUBJECT:     Black & Decker Announces Recapitalization of True Temper Sports



TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) announced today that it has signed a definitive agreement with an affiliate of Cornerstone Equity Investors, LLC to recapitalize its golf club shaft and specialty tubing business, True Temper Sports. In connection with the transaction, Black & Decker will receive $202.7 million in cash and retain approximately 6% of preferred and common stock valued at approximately $4 million.

         This transaction is expected to close during the third quarter, subject to receipt of regulatory approval and satisfaction of customary closing conditions.

         Black & Decker is a leading global marketer and manufacturer of power tools, hardware, and building products used in and around the home and for commercial applications.
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